Exhibit 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154-1895	Main 212.407.4000 Fax 212.407.4990

October 31, 2025

Professional Diversity Network, Inc.

55 East Monroe Street

Suite 2120

Chicago, IL 60603

Re: Professional Diversity Network, Inc.

Ladies and Gentlemen:

We have acted as counsel to Professional Diversity Network, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and sale of up to $3,250,000 of its common stock, par value $0.01 per share (the “Shares”) pursuant to the terms of the securities purchase agreement, dated September 5, 2025 (the “Securities Purchase Agreement”) between the Company and Streeterville Capital, LLC, a Utah limited liability company, and a side letter dated October 30, 2025 (the “Side Letter”, and together with the Securities Purchase Agreement, the “Agreements”) between the same parties. The Shares are being offered and sold pursuant to a Registration Statement on Form S-3 (Registration No. 333-282831) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 25, 2024, under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on April 23, 2025 (the “Registration Statement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined (i) the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein, (ii) the base prospectus, dated April 23, 2025, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated October 31, 2025, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), (iii) originals, or copies, certified or otherwise identified to our satisfaction of the Company’s Amended and Restated Certificate of Incorporation, as amended and currently in effect, and the Second Amended and Restated Bylaws, as currently in effect, (iv) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Shares, (v) the Agreements, and (viii) such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein. We have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company as to questions of fact material to this opinion.

With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photo static copies and the authenticity of the originals of all documents submitted to us as copies.

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A limited liability partnership including professional corporations

Professional Diversity Network, Inc. October 31, 2025 Page 2

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Agreements, the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

The opinions we express herein are limited to matters involving the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP